UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 22, 2015
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
3001 Summer Street
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On October 22, 2015, Pitney Bowes Inc. (the “Company”) called for redemption of all of its outstanding 5.25% Notes due 2022 (the “Notes”), which were issued pursuant to an Indenture dated as of February 14, 2005, as supplemented and amended from time to time (the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon, successor to Citibank, N.A., as trustee.

The Notes will be redeemed on November 27, 2015 (the “Redemption Date”) at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes being redeemed and accrued but unpaid interest on those Notes to the Redemption Date.

A notice of redemption is to be delivered by The Bank of New York Mellon, successor to Citibank, N.A., as trustee, to all registered holders of the Notes. Copies of the Notes and the notice of redemption may be obtained by contacting the Company’s investor relations department at (203) 351-6349.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press release of Pitney Bowes Inc. dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Amy Corn
Name: Amy Corn
Date: October 22, 2015	Title: Vice President, Secretary and Chief Governance Officer